Exhibit 3.95

BYLAWS

OF

AECOM INTERNATIONAL PROJECTS, INC.

(Amended & Restated as of April 13, 2017)

OFFICES

1.             The principal office shall be in the City of Carson City, County of Carson City, State of Nevada.

The corporation may also have offices in the City of Greenwood Village, State of Colorado, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

SEAL

2.             The corporate seal shall have inscribed thereon the name of the corporation and the words, “Corporate Seal, Nevada.”

STOCKHOLDERS’ MEETINGS

3.             All annual meetings of the stockholders shall be held at the office of the corporation in Greenwood Village, Colorado or at such other places as the Board of Directors of the corporation may from time to time determine.  Special meetings of the stockholders may be held at such place as shall be stated in the notice of the meeting.

4.             An annual meeting of stockholders shall be held on the third Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following at 9:00 a.m., when they shall elect by plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

5.             The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum be present.  At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

6.             At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and having a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  Proxies shall be filed with the secretary immediately after the meeting is called to order. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the date of closing the books of the corporation against transfers of stock or on the record date fixed for the determination of stockholders entitled to vote at such meeting, or, if the books be not closed or a record date fixed, then on the date of such meeting.  Upon the demand of any stockholder, the vote upon any questions before the meeting shall be by ballot.  All questions shall be decided by a plurality vote.

At all elections of directors, each shareholder at the time entitled to vote, shall be entitled to as many votes as shall equal the number of his voting shares of stock, multiplied by the number of directors to be elected and he may cast all such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

7.             Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or any vice president, and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

8.             Business transacted at all special meetings shall be confined to the objects stated in the call.

9.             Written notice of the annual meeting and of all special meetings of the stockholders, signed by the president or a vice president, or the secretary or an assistant secretary, stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held shall be mailed to each stockholder entitled to vote thereat at his address as appears on the records of the corporation not less than ten nor more than sixty days prior to the meeting.

10.          Whenever all stockholders entitled to vote at any meeting, consent, either by a writing on the records of the meeting and filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objections, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objections for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity of defect therein waived by a writing signed by all parties having the right to vote at such meeting.  Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

DIRECTORS

11.          The property and business of the corporation shall be managed by its Board of Directors.  The number of directors may from time to time be increased to not more than fifteen (15) or decreased to not less than three (3), by a resolution of a majority of the Board of Directors, or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any regular meeting of the stockholders or at any special meeting of the stockholders, upon due notice.  They shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.

12.          The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of Nevada, in the City of Greenwood Village, State of Colorado, or at such other places as they may from time to time determine.  The stock ledger or duplicate stock ledger of the corporation shall be kept outside of Nevada, at 6200 S. Quebec Street, Greenwood Village, Colorado, 80111.

13.          If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less than a quorum, shall choose a successor or successors who shall hold office until the next annual election and until a successor or successors have been duly elected.

14.          The Board of Directors shall have the power to authorize the establishment of foreign branches or offices and to authorize the delivery of any documents required by foreign authorities to make such establishments.

15.          In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

16.          The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate two or more committees, each committee to consist of two or more of the directors of the corporation which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

17.          The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

18.          Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

19.          Members of special or standing committees may be allowed like compensation for attending committee meetings.

MEETINGS OF THE BOARD

20.          Regular meetings of the Board of Directors, until further notice, may be held without notice at 10:00 a.m. at Greenwood Village, Colorado or at such other places as the Board may from time to time determine.

21.          Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Board of Directors or by the president or any vice president.

22.          At all meetings of the Board, two (2) of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.  A resolution in writing, signed by all the members of the Board of Directors, or executive committee, as the case may be, to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting and the secretary shall record such resolution in the minute books under its proper date.

OFFICERS

23.          The officers of the corporation shall be chosen by the directors and shall be a president, one or more vice presidents, a secretary and a treasurer.

24.          The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a president, a vice president, a secretary and a treasurer, who need not be members of the Board.

25.          The Board may appoint additional vice presidents, and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

26.          The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

27.          The officers of the corporation shall hold office for one year or until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.  If the office of any officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

THE PRESIDENT

28.          The president shall be the chief executive officer of the corporation and shall have general supervision of the operations of the corporation.  The president shall have authority to execute all contracts, bonds, mortgages and other instruments of the corporation and, where such instruments require a seal, shall execute under the seal of the corporation.

THE VICE PRESIDENT

29.          In the absence or disability of the president, the vice president or the vice presidents in order of their rank fixed by the Board of Directors, in the event there shall be more than one vice president, or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting, shall have all the power of and be subject to the restrictions upon the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

THE SECRETARY

30.          The secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring a seal, and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

THE TREASURER

31.          (a)           The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit  of the corporation, in such depositories as may be designated by the Board of Directors.

(b)           He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers of such disbursements, and shall render to the president and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

(c)           If required by the Board of Directors, he shall give the corporation a bond in such sum, and with such surety or sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

CERTIFICATES OF STOCK

32.          Certificates of stock of the corporation shall be in such form not inconsistent with the Articles of Incorporation as shall be approved by the Board of Directors, shall be issued under the seal of the corporation and shall be numbered and shall be entered in the books of the corporation as they are issued.  They shall exhibit the holder’s name and the number of shares owned by him and shall be signed by the president or vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer.  If the corporation has a transfer agent or transfer clerk and a registrar, acting on its behalf, the signature of any such officer may be facsimile.  Such certificates shall set forth the designations, preferences, and rights such as cumulative, participating, or the like and the qualifications, limitations or restrictions of such rights.  The stock certificate for preferred stock shall express on its face the time and place when and where preferred stock will be redeemed and dividends thereon paid, and the fact that the holders of preferred stock will not be entitled to vote at stockholders’ meetings.

33.          Transfers of stock shall be made on the books of the corporation only upon surrender of the certificate therefor endorsed by the person named in the certificate or by attorney lawfully constituted in writing.

CLOSING OF TRANSFER BOOKS

34.          The directors may prescribe a period not exceeding forty days prior to any meeting of the stockholders or prior to the day appointed for the payment of dividends during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than forty days prior to the holding of any such meeting or the date for the payment of any such dividend as the day as of which stockholders entitled to notice of and to vote at such meeting and entitled to receive payment of such dividend shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting or to receive payment of such dividend.

REGISTERED STOCKHOLDERS

35.          The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Nevada.

LOST CERTIFICATE

36.          The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been destroyed or lost, upon the mailing of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and the Board of Directors, when authorizing such issue of a new certificate or certificates, may, in their discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct, as indemnity against any claim that may be made against the corporation.

INSPECTION OF BOOKS

37.          The directors shall determine from time to time whether, or if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

CHECKS

38.          All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

39.          The fiscal year shall begin the first day of October in each year.

DIVIDENDS

40.          Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting, from the net earnings of the corporation or from the surplus of its assets over its liabilities.

Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

NOTICES

41.          Whenever under the provisions of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder or director at such address as appears on the books of the corporation, or, in default of other address, to such director or stockholder at the general Post Office in the City of Carson City, Nevada, and such notice shall be deemed to be given at the time when the same shall be thus mailed.  Meetings of the stockholders may be held at any time without notice when all of the members are present.

42.          Any stockholder or director may waive any notice required to be given under the Bylaws by a writing signed by him either before or after the meeting.  Directors present at any meeting of the Board shall be deemed to have waived notice of the time, place and objects of such meeting.

AMENDMENTS

43.          These Bylaws may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or amendment be contained in the notice of such special meeting.